Exhibit 99.1

Senmiao Technology Announces Closing of $6.5 Million

Registered Direct Offering

CHENGDU, China, May 13, 2021 -- Senmiao Technology Limited (“Senmiao” or the “Company”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced that it has closed a registered direct offering with certain institutional investors (the “Investors”) of 5,531,916 of its shares of common stock at a price of $1.175 per share (at-the-market under the Nasdaq rules) for aggregate gross proceeds of approximately $6.5 million. In addition, the Company issued warrants to the Investors to purchase a total of 5,531,916 shares of common stock at a purchase price of $1.05 per share. The warrants have a term of five years and are exercisable at any time on or after the issue date.

The Company has approximately 55.4 million shares of common stock outstanding after the offering. Senmiao intends to use the net proceeds from the offering for working capital and other general corporate purposes.

FT Global Capital, Inc. acted as the exclusive placement agent for the offering. Pryor Cashman LLP acted as counsel to the Company and Schiff Hardin LLP acted as counsel to the placement agent in connection with the placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the U.S. Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Lucy Ma, Associate
(212) 836-9606	+86 10 5661 7012
aprior@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.

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